Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Serina Therapeutics, Inc. of our report dated March 21, 2024, with respect to our audits of Serina Therapeutics (AL), Inc.’s (f/k/a Serina Therapeutics, Inc.) financial statements as of and for the years ended December 31, 2023 and 2022, which is contained in such Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, Florida

June 14, 2024